SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934.

Date of Report (Date of Earliest Event Reported): May 1, 2003

WACKENHUT CORRECTIONS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Florida	1-14260	65-0043078

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

621 NW 53rd Street, Suite 700, Boca Raton, Florida	33487

(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone Number, Including Area Code) (561) 893-0101

4200 Wackenhut Drive #100, Palm Beach Gardens, Florida 33410-4243

(Former Name or Former Address, if Changed since Last Report)

SIGNATURES
EXHIBIT INDEX
EX-99.1 Press Release dated May 8, 2003
EX-99.2 Press Release dated May 1, 2003

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE

     On May 8, 2003, Wakenhut Corrections Corporation (“WCC”) announced that it had reached an agreement to sell its one-half interest in its United Kingdom joint venture, Premier Custodial Group Limited (“PCG”), to its joint venture partner in PCG, Serco Investments Limited (“Serco”). WCC will sell its 50 percent joint venture interest to Serco at a price equal to 90 percent of its fair market value, as determined by a panel of valuation experts. It is expected that the fair market value determination will be completed by mid-July 2003. As a result of the agreement, WCC has dismissed its lawsuit in the United Kingdom challenging Serco’s claimed right to acquire WCC’s interest in the joint venture as a result of the merger between WCC’s former parent company, The Wackenhut Corporation, and Group 4 Falck in May 2002. A copy of the press release regarding the sale of WCC’s interest in PCG to Serco (the “PCG Press Release”) is attached as Exhibit 99.1. The PCG Press Release is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated May 8, 2003

99.2	Press Release dated May 1, 2003

ITEM 9. REGULATION FD DISCLOSURE

     The following information is furnished pursuant to Item 12, “Results of Operations and Financial Condition.”

     The information in Item 9 of this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 9 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended. The furnishing of the information in Item 9 of this Current Report is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information in Item 9 of this Current Report contains is material investor information that is not otherwise publicly available.

     On May 1, 2003, WCC issued a press release (the “Earnings Press Release”) announcing its financial results for the first quarter ended March 30, 2003. A copy of the Earnings Press Release is attached as Exhibit 99.2. The Earnings Press Release is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WACKENHUT CORRECTIONS CORPORATION

May 8, 2003	By:	/s/ John G. O’Rourke

Date		John G. O’Rourke Senior Vice President – Finance, Chief Financial Officer and Treasurer (Principal Financial Officer and duly authorized signatory)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 8, 2003

99.2	Press Release dated May 1, 2003